                                                                      EXHIBIT 11

                              PIMCO Advisors L.P.
                 Computations of Primary Net Income Per Unit
                    (in thousands, except per unit amounts)
                                  (Unaudited)


                                                                   For the nine months ended September 30,
                                                                 --------------------------------------------
                                                                   General Partner
                                                                     and Class A                 Class B
                                                                ---------------------------------------------
                                                                  1997        1996           1997       1996
                                                                -------     -------        -------    -------
Net income                                                      $82,661     $66,901        $82,661    $66,901
                                                                =======     =======        =======    =======

Weighted average number of units outstanding                     40,946      40,932         32,983     32,961

Weighted average effect of Limited Partnership
 unit options                                                     1,736       1,514          2,170      1,401
                                                                -------     -------        -------    -------

Weighted average number of units and unit equivalents
 used to calculate net income per unit                           42,682      42,446         35,153     34,362
                                                                =======     =======        =======    =======

Net income per unit                                             $  1.06     $  0.96        $  1.06    $  0.76
                                                                =======     =======        =======    =======

                                                                   For the three months ended September 30,
                                                                --------------------------------------------
                                                                   General Partner
                                                                     and Class A                 Class B
                                                                ---------------------------------------------
                                                                  1997        1996           1997       1996
                                                                -------     -------        -------    -------

Net income                                                      $32,059     $23,730        $32,059    $23,730
                                                                =======     =======        =======    =======

Weighted average number of units outstanding                     40,946      40,946         32,993     32,961

Weighted average effect of Limited Partnership
 unit options                                                     1,824       1,564          2,792      1,515
                                                                -------     -------        -------    -------

Weighted average number of units and unit equivalents used
 to calculate net income per unit                                42,771      42,510         35,785     34,476
                                                                =======     =======        =======    =======

Net income per unit                                             $  0.40     $  0.32        $  0.42    $  0.28
                                                                =======     =======        =======    =======

                              PIMCO Advisors L.P.
               Computations of Fully Diluted Net Income Per Unit
                    (in thousands, except per unit amounts)
                                  (Unaudited)


                                                                          For the nine months ended September 30,
                                                                    --------------------------------------------------
                                                                        General Partner
                                                                          and Class A                 Class B
                                                                    --------------------------------------------------
                                                                      1997         1996           1997           1996
                                                                    -------       -------       -------        -------
Net income                                                          $82,661       $66,901       $82,661        $66,901
                                                                    =======       =======       =======        =======

Weighted average number of units outstanding                         40,946        40,932        32,983         32,961

Weighted average effect of Limited Partnership unit options           1,778         1,533         2,477          1,498
                                                                    -------       -------       -------        -------
Weighted average number of units and unit equivalents used
 to calculate net income per unit                                    42,724        42,465        35,430         34,459
                                                                    =======       =======       =======        =======

Net income per unit                                                 $  1.06       $  0.96       $  1.06        $  0.75
                                                                    =======       =======       =======        =======

                                                                         For the three months ended September 30,
                                                                    --------------------------------------------------
                                                                        General Partner
                                                                          and Class A                 Class B
                                                                    --------------------------------------------------
                                                                      1997         1996           1997           1996
                                                                    -------       -------       -------        -------

Net income                                                          $32,059       $23,730       $32,059        $23,730
                                                                    =======       =======       =======        =======

Weighted average number of units outstanding                         40,946        40,946        32,993         32,961

Weighted average effect of Limited Partnership unit options           1,883         1,612         3,176          1,757
                                                                    -------       -------       -------        -------
Weighted average number of units and unit equivalents  used
 to calculate net income per unit                                    42,829        42,558        36,169         34,718
                                                                    =======       =======       =======        =======

Net income per unit                                                 $  0.40       $  0.32       $  0.42        $  0.28
                                                                    =======       =======       =======        =======

                                      15